UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       January 07, 2004
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure

     On January 07, 2004, Applebee's International, Inc.(the "Company") issued a press release entitled "Applebee's International to Present at the 2nd Annual SC Cowen Consumer Conference." The press release is included below.



                                                           FOR IMMEDIATE RELEASE

Contact:      Carol DiRaimo, Executive Director of Investor Relations
              (913) 967-4109

                   Applebee's International to Present at the
                     2nd Annual SG Cowen Consumer Conference

Overland Park, Kan., January 7, 2004 -- Applebee's International, Inc. (Nasdaq:APPB) will be presenting at the 2nd Annual SG Cowen Consumer Conference to be held in New York City on Wednesday, January 14, 2004, at 10:00 a.m. Eastern Time. A webcast of this presentation will be available over the Internet at http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=APPB&item_id=831282 and will also be available at the Investor Relations section of the company's website (www.applebees.com). The archived webcast will be available for two weeks following the presentation.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of December 28, 2003, there were 1,585 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).



                                      # # #








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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    January 07, 2004                    By:/s/ Steven K. Lumpkin
         ---------------------                 ---------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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